INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of Colonial Data Technologies Corp. and its subsidiary on Form S-8 of our report dated January 19, 1995 appearing and incorporated by reference in the Annual Report on Form 10-K of Colonial Data Technologies Corp. and its subsidiary for the year ended December 31, 1994.


          /s/ Deloitte & Touche LLP
          Hartford, Connecticut
          July 25, 1995